MODIFICATION AGREEMENT

     BY THIS MODIFICATION AGREEMENT (the “Agreement”), made and entered into as of the 15th day of May, 2006, NORD RESOURCES CORPORATION, a company organized under the laws of Delaware (“Borrower”), and NEDBANK LIMITED, a limited liability company organized under the laws of the Republic of South Africa (“Lender”), confirm and agree as follows:

RECITALS

     A. Borrower executed a Secured Promissory Note dated November 8, 2005, as amended on May 5, 2006 (the “Note”), in terms whereof inter alia Borrower undertook to pay to Lender the original principal amount of $3,900,000 with simple interest accruing from the date of the Note until the Note is paid in full at a rate of 9% per annum.

     B. The Note is secured by, among other things, the Deed of Trust and a UCC-1 financing statement (the “UCC Financing Statement”), associated with the Johnson Camp Collateral (the Deed of Trust, the UCC Financing Statement and the other documents contemplated by the Note are collectively referred to as the other “Credit Documents”).

     C. Borrower and Lender desire to modify the Note as set forth herein. All undefined capitalized terms used herein shall have the meaning given them in the Note.

1.	MODIFICATIONS OF THE NOTE.

     (a) From and after the date of this Agreement, the rate at which interest shall accrue on the principal amount of the Note shall be increased to 10% per annum and the rate at which interest shall accrue during the continuance of a Default shall be increased to 13% per annum.

     (b) Section 1 of the Note is hereby deleted in its entirety and replaced with the following:

“1. Maturity Date. The principal balance hereof, and accrued but unpaid interest thereon, shall be due and payable on the earlier of: (a) August 15, 2006; or (b) the closing of a registered equity offering by Borrower which raises not less than $20,000,000.”

2.	OTHER MODIFICATIONS, RATIFICATIONS AND AGREEMENTS.

     (a) All references to the Note in the other Credit Documents are hereby amended to refer to the Note as hereby amended.

     (b) Borrower acknowledges that the principal indebtedness evidenced by the Note is just and owing, that the balance thereof in the amount of $3,900,000 for the Note, as of May 15, 2006 is correctly shown in the records of Lender as of the date hereof, and Borrower agrees to pay the indebtedness evidenced by the Note and the indebtedness secured by the other Credit Documents, according to the terms thereof, as herein modified.

     (c) Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower set forth in the Note and the other Credit Documents, with the same force and effect as if each were separately stated herein and made as of the date hereof.

     (d) Borrower hereby ratifies, reaffirms, acknowledges, and agrees that the Note and the other Credit Documents represent valid, enforceable and collectible obligations of Borrower, and that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of these documents or instruments. Borrower further acknowledges and represents that, except as acknowledged above, no event has occurred and no condition exists that, after notice or lapse of time, or both, would constitute a default under this Agreement, the Note or any other Credit Documents.

     (e) All terms, conditions and provisions of the Note and the other Credit Documents are continued in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. The Note and the other Credit Documents, as amended hereby, are hereby ratified and reaffirmed by Borrower, and Borrower specifically acknowledges the validity and enforceability thereof.

3.	GENERAL.

     (a) This Agreement in no way acts as a release or relinquishment of those liens, security interests and rights securing payment of the Loan, including, without limitation, the Deed of Trust and the UCC Financing Statement. Such liens, security interests and rights are hereby ratified, confirmed, renewed and extended by Borrower in all respects.

     (b) The modifications contained herein shall not be binding upon Lender until Lender shall have received all of the following:

               (i) An original of this Agreement fully executed by the Borrower;

               (ii) Payment for all accrued and unpaid interest up to the date hereof;

               (ii) Payment to Lender of a closing fee in an amount equal to $39,000;

               (iii) Delivery to Lender of 100,000 warrants (the “Warrants”) to be issued substantially in the form attached hereto as Exhibit “A”, as follows: (A) 75,000 Warrants shall be issued to Lender; and (B) 25,000 Warrants shall be issued to Auramet Trading, LLC (“Auramet”); provided, however, that the Borrower’s obligation to deliver any Warrants to Auramet hereunder shall be contingent upon receipt by the Borrower of a declaration from Auramet substantially in the form attached hereto as Exhibit “B”; and

               (iv) Such other documents as Lender may reasonably require.

     (c) Each Warrant shall be exercisable until 5:00 p.m. (Tucson time) on May 15, 2008, and shall entitle the holder thereof to purchase one share of Borrower’s common stock (each a “Warrant Share” and together with the “Warrants” the “Securities”) at an exercise price that shall be equal to the average of the closing prices of the Borrower’s common stock on the Pink Sheets LLC during the twenty trading days immediately preceding May 15, 2006.

     (d) The Lender acknowledges and agrees that: (i) the Warrants and any Warrant Shares issuable upon exercise of the Warrants have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States and will be “restricted securities”, as defined in Rule 144 under the U.S. Securities Act; (ii) the offer and sale of the Securities contemplated hereby is being made in reliance on an exemption from such registration requirements; and (iii) subject to certain exceptions provided under the U.S. Securities Act, the Warrants and the Warrant Shares may not be transferred or exercised in the United States or by or on behalf of a U.S. person (within the meaning assigned in Regulation S under the U.S. Securities Act) unless such Securities, as applicable, are registered under the U.S. Securities Act and applicable state securities laws, or unless an exemption from such registration requirements is available.

     (e) The Lender represents and warrants that

               (i) It is an “accredited investor” as defined in Rule 501 of Regulation D of the U.S. Securities Act by virtue of being an organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000;

               (ii) It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

               (iii) The Borrower has provided to the Lender the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and it has had access to such information concerning the Borrower as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities, including access to the Borrower's public filings with the Securities and Exchange Commission, and any answers to the Lender’s questions and any request for information have been complied with to the Lender’s satisfaction; and

               (iv) It is acquiring the Warrants referred to in clause 3(b)(iii)(A) of this Agreement for its own account, for investment purposes only, and not with a view to any resale, distribution or other disposition of such Warrants or the underlying Warrant Shares in violation of the United States securities laws.

     (f) Borrower shall execute and deliver such additional documents and do such other acts as Lender may reasonably require to fully implement the intent of this Agreement.

     (g) Borrower shall pay Lender’s costs and expenses associated with this Agreement, including, but not limited to, reasonable attorneys’ fees actually incurred by Lender in connection herewith.

     (h) Notwithstanding anything to the contrary contained herein or in any other instrument executed by Borrower or Lender, or in any other action or conduct undertaken by Borrower or Lender on or before the date hereof, the agreements, covenants and provisions contained herein shall constitute the only evidence of Lender’s consent to modify the terms and provisions of the Note or any other Credit Documents. Accordingly, no express or implied consent to any further modifications involving any of the matters set forth in this Agreement or otherwise shall be inferred or implied by Lender’s execution of this Agreement. Further, Lender’s execution of this Agreement shall not constitute a waiver (either express or implied) of the requirement that any further modification of the Note or any other Credit Document shall require the express written approval of Lender; no such approval (either express or implied) has been given as of the date hereof.

     (i) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.

     (j) This Agreement shall be governed by and construed according to the laws of the State of Arizona.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BORROWER:

NORD RESOURCES CORPORATION

By:	/s/ John Perry	/s/ E. Anderson
Name:	John Perry	Erland Anderson
Title:	CFO	COO

LENDER:

NEDBANK LIMITED

By:	/s/ Terry Rust	/s/ Stuart Orton
Name:	Terry Rust	Stuart Orton
Its:	Head of Forfaiting	Manager

Exhibit A
To the Modification Agreement

Form of Warrants

NORD RESOURCES CORPORATION

WARRANT CERTIFICATE

No. ______	__________ Warrants

THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO NORD RESOURCES CORPORATION SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED PURSUANT TO AN EXEMPTION THEREFROM. NO TRANSFER OF ANY SUCH WARRANT SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

WARRANTS FOR THE
PURCHASE OF COMMON STOCK

Issue Date: May 15, 2006

THIS CERTIFIES THAT, FOR VALUE RECEIVED, __________________, a ______________limited liability company (the “Holder”), is the owner of ______________Warrants to purchase an equal number of validly-issued, fully-paid and non-assessable shares of Common Stock (the “Warrant Shares”) of NORD RESOURCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”).

The Warrants represented by this Warrant Certificate are fully vested as of the date hereof. Purchase may be made at any time, and from time to time, prior to 5:00 p.m. Central Time on the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with a written notice signed by the Holder stating the number of shares of Common Stock with respect to which such exercise is being made, at the principal corporate address of the Corporation, accompanied by payment of the Purchase Price, in lawful money of the United States of America in cash or by official bank or certified check made payable to NORD RESOURCES CORPORATION. The Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of the Warrants are subject to modification or adjustment as set forth herein.

SECTION 1.	DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

(a)	“Adjusted Purchase Price” shall have the meaning given to it in Section 5 of this Certificate.

(b)	“Change of Shares” shall have the meaning given to it in Section 5 of this Certificate.

(c)

“Common Stock” shall mean the common stock of the Corporation, which has the right to participate in the distribution of earnings and assets of the Corporation without limit as to amount or percentage.

(d)

“Corporate Office” shall mean the office of the Corporation at which, at any particular time, its principal business shall be administered, which office is currently located at 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

(e)

“Exercise Date” shall mean, as to any Warrant, the date on which the Corporation shall have received both (a) this Warrant Certificate, together with a written notice of exercise in accordance herewith, duly executed by the Holder hereof, or his attorney duly authorized in writing, and indicating that the Holder is thereby exercising such Warrant(s), and (b) payment by wire transfer, or by official bank or certified check made payable to the Corporation, of an amount in lawful money of the United States of America equal to the applicable Purchase Price for such Warrant(s).

(f)	“Exercise Price” shall mean, as to any Warrant, the average closing price of the Common Stock (as quoted on the Pink Sheets, LLC) for the 20 trading days prior to May 15, 2006, being $_____.

(g)	“Expiration Date” shall mean 5:00 P.M. (Tucson Time) on May 15, 2008.

If the Expiration Date falls on a holiday or a day on which banks are authorized to be closed in the State of Arizona, then the Expiration Date shall mean 5:00 P.M. (Tucson Time) of the next consecutive day which does not fall on a holiday or a day on which banks are authorized to be closed in the State of Arizona.

(h)	“Holder” shall have the meaning given to it in the face page hereof.

(i)

“Purchase Price” shall mean the purchase price to be paid upon exercise of each Warrant hereunder in accordance with the terms hereof, which price shall be the Exercise Price, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

(j)

“Securities Act” shall mean the Securities Act of 1933, and any amendments or modifications, or successor legislation, thereto adopted, and all regulations, rules or other laws enacted or adopted pursuant thereto.

(k)	“Warrant Certificate” shall mean any certificate representing Warrants.

(l)

“Warrant Registry” means the official record maintained by the Corporation in which are recorded, with respect to each Warrant Certificate issued by the Corporation: the date of issuance, the name and address of the original Holder, the name and address of each subsequent transferee of such original Holder, and the number identifying, such Warrant Certificate.

(m)	“Warrant Shares” shall have the meaning given to it in the face page hereof.

(n)	“Warrants” shall mean the Warrants represented by this Warrant Certificate.

SECTION 2.	EXERCISE OF WARRANTS.

(a)

Each Warrant evidenced hereby may be exercised by the Holder at any time on the Exercise Date, upon the terms and subject to the conditions set forth herein, by delivery to the Corporation of a completed Notice of Exercise in the form attached as Schedule A hereto. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive shares of restricted common stock of the Corporation deliverable upon such exercise shall be treated for all purposes as the Holder of a Warrant Share upon the exercise of the applicable Warrant as of the close of business on the Exercise Date. Promptly following, and in any event within ten (10) business days after, the date on which the Corporation first receives clearance of all funds received in payment of the Purchase Price pursuant to this Warrant Certificate, the Corporation shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates evidencing the issuance to such Holder of the applicable number of Warrant Shares (plus a Warrant Certificate for any remaining issued but unexercised Warrants of the Holder). Notwithstanding the foregoing sentence, in the event that any registration or qualification (or filing for exemption from any such requirements) is required prior to the issuance of such Warrant Shares by the Corporation in accordance with Section 3(b) below, then the obligation to deliver any such certificates shall arise only upon completion of such requirements and at such time as the Corporation may lawfully do so.

(b)

Upon the exercise of the Warrants represented hereby, if the Corporation so requests, the Holder shall certify to the Corporation that it is not exercising such Warrants with a view to distribute the Warrant Shares in violation of the Securities Act, and shall provide such other investor representations as the Corporation may require to confirm the ability of the Corporation to rely upon the exemption from registration under the Securities Act which applies to the distribution of Warrant Shares at the time of such distribution.

SECTION 3.	RESERVATION OF SHARES; REGISTRATION RIGHTS; TAXES; ETC.

(a)

The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the valid exercise of Warrants, such number of Warrant Shares as shall then be issuable upon the exercise of all Warrants then outstanding. The Corporation covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully-paid, non- assessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Corporation shall promptly pay or discharge, or any liens created thereon by the Holder thereof and/or any predecessor of such Holder).

(b)

The Corporation shall not be obligated to deliver any Warrant Shares pursuant to the exercise of the Warrants represented hereby unless and until a registration statement under the Securities Act and/or under any applicable state securities laws and regulations, with respect to such securities is effective, or an exemption from such registration is available to the Corporation at the time of such exercise. The Corporation covenants that if any Warrant Shares reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal or state securities law before such securities may be validly issued or delivered upon such exercise, then the Corporation will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. However, in the event that this Warrant Certificate represents Warrants which have been transferred by an initial holder thereof, the Warrants represented hereby may not be exercised by, nor shares of Common Stock issued to, the Holder hereof in any state in which such exercise and issuance would be unlawful.

(c)

If at any time from the date hereof until the earliest to occur of (A) the date as of which all the Warrant Shares may be sold by the Holder without regard to the volume limitations set forth in Rule 144(e) under the Securities Act, and (B) such date as of which all the Warrant Shares held by the Holder have been sold, and there is not an effective registration statement covering all of the Warrant Shares, the Corporation shall determine to prepare and file with the United States Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act, of any of its equity securities (other than on Form S-4 or Form S-8 under the Securities Act, or their then equivalents, relating to equity securities to be issued solely in connection with any acquisition of any entity or business, or equity securities issuable in connection with stock incentive or other employee benefit plans), then the Corporation shall send to the Holder written notice of such determination and, if within fifteen days after receipt of such notice, the Holder shall so request in writing, the Corporation shall include in such registration statement all or any part of the Warrant Shares the Holder requests to be registered; provided that: (i) the Corporation shall not be required to register any Warrant Shares pursuant to this Section that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act; and (ii) the Corporation shall not be required to register any Warrant Shares until after the Holder has exercised the Warrant.

(d)

The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Holder hereof, then no such delivery shall be made unless the person requesting the same has paid to the Corporation the amount of transfer taxes or charges incident thereto, if any.

SECTION 4.

LOSS OR MUTILATION. Upon receipt by the Corporation of evidence satisfactory to it of the ownership of, and loss, theft, destruction or mutilation of, this Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Corporation, and (in the case of mutilation) upon surrender and cancellation thereof, the Corporation shall execute and deliver to the Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants as was indicated to be outstanding on the prior lost or mutilated Warrant Certificate (provided, however, that to the extent that any discrepancy may exist between the number of Warrants purported to be outstanding in respect of any Holder as evidenced by a Warrant Certificate that has been lost or mutilated and the number attributable to such Holder in the Warrant Registry, then the Warrant Registry shall control for all purposes, absent a showing of manifest error. Each Holder requesting a substitute Warrant Certificate due to loss, theft or destruction shall, prior to receiving such substitute certificate, provide an affidavit to the Corporation in the form prescribed thereby and signed by (and notarized on behalf of) such Holder. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Corporation may prescribe.

SECTION 5.	ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF WARRANT SHARES OR WARRANTS.

(a)

Subject to the provisions of this Warrant Certificate and applicable law, in the event the Corporation shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a “Change of Shares”), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be reduced, but in no event increased, to a price (the “Adjusted Purchase Price”) determined by multiplying the Purchase Price in effect immediately prior to such Change of Shares by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received by the Corporation would purchase at such Purchase Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment to the Purchase Price shall be made successively whenever an issuance is made after a Change of Shares has occurred.

Upon each adjustment of the Purchase Price pursuant to this Section 5(a), the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall become (subject to the provisions contained in Section 5(b) hereof) such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Adjusted Purchase Price (rounded to the nearest whole number of shares). No fractional shares shall be issued or called for as a result of any adjustment made hereunder.

(b)

The Corporation may elect, at its sole discretion, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of adjustment of the number of Warrant Shares purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one Warrant Share. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Adjusted Purchase Price. Upon each adjustment of the number of Warrants pursuant to this Section 5(b), the Corporation shall, as promptly as practicable, cause to be distributed to each Holder of Warrant Certificates, on the date of such adjustment, Warrant Certificates evidencing the adjusted number of Warrants to which such Holder shall be entitled as a result of such adjustment or, at the sole option of the Corporation, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment, and upon surrender thereof, (if required by the Corporation) new Warrant Certificates evidencing the aggregate number of Warrants to which such Holder shall be entitled after such adjustment.

(c)

In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of all, or substantially all, of the property of the Corporation (other than a sale/leaseback, mortgage or other financing transaction), the Corporation shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of Warrant

Shares that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 upon a Change of Shares. The Corporation shall not effect any such consolidation, merger or sale without the written consent of Holders of a majority of the Warrants then outstanding, unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Corporation, the obligation to deliver to the holder of each Warrant such substitute warrants, shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holders may be entitled to purchase, and the other obligations of the Corporation set out in this Certificate. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

(d)

Irrespective of any adjustments or changes in the Purchase Price or the number of Warrant Shares purchasable upon exercise of the Warrants, all Warrant Certificates issued (whether prior to or subsequent to any event causing an adjustment thereof) shall continue to express the Purchase Price per share, and the number of shares purchasable thereunder as originally expressed in the Warrant Certificate initially issued to any Holder.

(e)

After each adjustment of the Purchase Price pursuant to this Section 5, the Corporation will promptly prepare a certificate signed by the Chairman or Chief Executive Officer, and attested by the Secretary or an Assistant Secretary, of the Corporation setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment or, if the Corporation shall have elected to adjust the number of Warrants, the number of Warrants to which the Holder of each Warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Corporation will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Holder of Warrants at his or her last address as it shall appear on the registry books of the Corporation. No failure to mail such notice nor any defect therein nor in the mailing thereof shall affect the validity thereof. The affidavit of the Secretary or an Assistant

Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(f)

As used in this Section 5, references to “Common Stock” shall mean and include all of the Corporation’s Common Stock authorized on the date hereof and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that “Warrant Shares” shall include only shares of such class designated in the Corporation’s Certificate of Incorporation as Common Stock on the date hereof or (i) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 5(c) hereof, the stock, securities or property provided for in such section, or (ii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

(g)

Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to this Section 5, or as to the amount of any such adjustment, if required, shall be binding upon all holders of Warrants and the Corporation if made in good faith by the Board of Directors of the Corporation. For purposes of this Section 5(g), the Corporation’s Board of Directors shall be deemed to have acted in good faith if it makes any such decision in reliance upon advice of its legal counsel and/or another independent professional hired to advise the Board on such matters.

SECTION 6.	RESTRICTIVE LEGEND.

(a)

Neither the Warrants represented by this Warrant Certificate nor the Warrant Shares to be issued upon exercise of the Warrants have been registered under the Securities Act or any state securities laws. Accordingly, neither the Warrants nor the Warrant Shares may be offered, sold or otherwise transferred in the United States or to or for the account or benefit of a U.S. Person or a person in the United States, unless registered under the U.S. Securities Act and applicable state securities laws, or an exemption from registration is available. Except as otherwise provided in this Section 6, each certificate evidencing the issuance of Warrant Shares (whether issued in the name of the original Holder of this Certificate or of any subsequent transferee thereof), shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO NORD RESOURCES CORPORATION, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. NO TRANSFER OF ANY SUCH SHARE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.”

(b)	Except as otherwise provided in this Section 6, each Warrant Certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO NORD RESOURCES CORPORATION, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. NO TRANSFER OF ANY SUCH WARRANT SHALL

BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.”

(c)

The legend requirements of Sections 6(a) and 6(b) above shall terminate as to any particular Warrant or Warrant Share: (i) when and so long as such security shall have been effectively registered under the Securities Act and is disposed of pursuant thereto; or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be sold to the public without registration thereof under the Securities Act. Whenever the legend requirements imposed by this Section 6 shall terminate as to any Warrant Share, as hereinabove provided, the Holder hereof shall be entitled to receive from the Corporation, at the Corporation’s expense, a new certificate representing such Warrant Shares and not bearing the restrictive legend set forth in Section 6(a).

SECTION 7.

RIGHTS OF ACTION. All rights of action with respect to the Warrants are vested in the Holders of the Warrants, and any Holder of a Warrant, without consent of the holder of any other Warrant, may, in such Holder’s own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of Warrant Shares in the manner provided in this Warrant Certificate.

SECTION 8.	AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his or her acceptance thereof, consents and agrees with the Corporation and every other holder of a Warrant that:

(a) The Warrant Registry shall be maintained by the Corporation’s Secretary, and shall be the official register of all Warrants issued to any person in the Offering. The Warrant Registry shall be dispositive as to the issuance, ownership, transfer and other aspects of each Warrant issued by the Corporation which are recorded therein and, absent manifest error, such records shall control for all purposes.

(b) The Warrants are transferable only on the Warrant Registry by the Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the Corporate Office of the Corporation, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Corporation in its sole discretion, together with payment of the amount of any applicable transfer taxes; and

(c) The Corporation may deem and treat the person in whose name the Warrant Certificate is registered on the Warrant Registry as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in this Certificate.

SECTION 9.

MODIFICATION OF WARRANTS. Other than with respect to any adjustment made by the Corporation in accordance with the provisions of Section 5 hereof, this Certificate may only be modified, supplemented or altered by the Corporation, and only with the consent in writing of the Holders of Warrants representing greater than fifty percent (50%) of the total Warrants then outstanding; provided, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the acceleration of the Exercise Date, shall be made without the consent in writing of the Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Certificate as originally executed or are made in compliance with applicable law.

SECTION 10.

NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Holder of a Warrant Certificate, at the address of such Holder as shown on the Warrant Registry maintained by the Corporation; and if to the Corporation, at 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705, or such other place as may be designated by the Corporation from time to time in accordance with this Section 10.

SECTION 11.

GOVERNING LAW. This Certificate shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Certificate, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of New York. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

SECTION 12.	ENTIRE UNDERSTANDING. This Certificate contains the entire understanding among the Corporation and the Holder relating to the subject matter covered herein, and merges all prior discussions, negotiations and agreements, if any between them. Neither of the parties to this agreement shall be bound by any representations, warranties, covenants, or other understandings relating to such subject matter, other than as expressly provided for or referred to herein.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized, as of the date set forth below.

NORD RESOURCES CORPORATION		ATTEST:

By:	_______________________________	By:	_______________________________
	Erland Anderson		John T. Perry
	Executive Vice President and		Senior Vice President and
	Chief Operating Officer		Chief Financial Officer

Date: May 15, 2006

SCHEDULE A

NOTICE OF EXERCISE

TO: Nord Resources Corporation

(1)	The undersigned hereby elects to purchase ___________________ Warrant Shares of the Corporation pursuant to the terms of the Warrant Certificate, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)	Please issue a Warrant Certificate registered in the name and address of the undersigned as specified below:

______________________________________________

______________________________________________

______________________________________________

(3)	The Warrant Shares shall be delivered to the following:

______________________________________________

______________________________________________

______________________________________________

(4)	The undersigned hereby represents and warrants to the Corporation that the undersigned:

(a) is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”);

(b)

is purchasing the Warrant Shares solely for its own account for investment and not with a view to or for sale or distribution of the Warrant Shares or any portion thereof and without any present intention of selling, offering to sell or otherwise disposing of or distributing the Warrant Shares or any portion thereof in any transaction other than a transaction complying with the registration requirements of the Securities Act; and

(c) is not exercising the Warrants as a result of any form of “general solicitation” or “general advertising” as used in Rule 502(c) of Regulation D.

(5)	The undersigned hereby acknowledges that:

(a) the Warrant Shares issuable upon exercise of the Warrants are “restricted securities” as defined in Rule 144 of the Securities Act;

(b)

the Corporation shall refuse to register any transfer of the Warrant Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act; and

(c)

the Corporation may require the Holder to provide such information as may be reasonably necessary to permit the Corporation to verify the accuracy of the representations and warranties of the information contained herein, and may require the Holder to complete a Certification of U.S. Purchaser in form and substance reasonably satisfactory to the Corporation and its legal counsel.

By:	_______________________________________
[HOLDER]

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Exhibit B
To the Modification Agreement

Form of Declaration by Auramet Trading, LLC

D E C L A R A T I O N

To:	Nord Resources Corporation
1 West Wetmore Road
Suite 203
Tucson, Arizona 85705

REFERENCE IS MADE to that certain Modification Agreement between Nord Resources Corporation, as Borrower (the “Borrower”), and Nedbank Limited, as lender (the “Lender”), dated for reference May 15, 2006 (the “Modification Agreement”), pursuant to which the Borrower has agreed to deliver to Lender 100,000 warrants (the “Warrants”) to be issued substantially in the form attached hereto as Exhibit “A” to the Modification Agreement, as follows: (A) 75,000 Warrants shall be issued to Lender; and (B) 25,000 Warrants shall be issued to Auramet Trading, LLC (“Auramet”).

WHEREAS Auramet must execute and deliver this Declaration to the Borrower as a precondition to receiving its Warrants under the Modification Agreement, in order to permit the Borrower to satisfy itself that it shall have complied with applicable United States securities laws in connection with the issuance of the Warrants to Auramet;

NOW, THEREFORE:

1.	Auramet hereby acknowledges and agrees that:

(a)

Each Warrant shall be exercisable until 5:00 p.m. (Tucson time) on May 15, 2008, and shall entitle the holder thereof to purchase one share of Borrower’s common stock (each a “Warrant Share” and together with the “Warrants” the “Securities”) at an exercise price that shall be equal to the average of the closing prices of the Borrower’s common stock on the Pink Sheets LLC during the twenty trading days immediately preceding May 15, 2006;

(b)

the Warrants and any Warrant Shares issuable upon exercise of the Warrants have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States and will be “restricted securities”, as defined in Rule 144 under the U.S. Securities Act;

	(c)	the offer and sale of the Securities contemplated by the Modification Agreement is being made in reliance on an exemption from such registration requirements; and

(d)

subject to certain exceptions provided under the U.S. Securities Act, the Warrants and the Warrant Shares may not be transferred or exercised in the United States or by or on behalf of a U.S. person (within the meaning assigned in Regulation S under the U.S. Securities Act) unless such Securities, as applicable, are registered under the U.S. Securities Act and applicable state securities laws, or unless an exemption from such registration requirements is available.

2.	Auramet represents and warrants that:

(a)

it is an “accredited investor” as defined in Rule 501 of Regulation D of the U.S. Securities Act by virtue of being an organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000;

(b)

it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

(c)

the Borrower has provided to Auramet the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and it has had access to such information concerning the Borrower as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities, including access to the Borrower's public filings with the Securities and Exchange Commission, and any answers to Auramet’s questions and any request for information have been complied with to Auramet’s satisfaction; and

(d)

it will be acquiring its Warrants for its own account, for investment purposes only, and not with a view to any resale, distribution or other disposition of such Warrants or the underlying Warrant Shares in violation of the United States securities laws.

DATED this _____day of May, 2006.

AURAMET TRADING, LLC

By:
Authorized Signatory

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